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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



                               December 21, 2001
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                          TERAGLOBAL COMMUNICATIONS CORP.
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             (Exact name of registrant as specified in its charter)



            DELAWARE                   0-25115                  33-0827963
 -------------------------------     ------------           -------------------
 (State or other jurisdiction of     (Commission              (IRS Employer
         incorporation)              File Number)           Identification No.)



                       9171 Towne Centre Drive, 6th Floor
                           San Diego, California 92122
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                    (Address of principal executive offices)



                                 (858) 404-5500
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

The Registrant has received $750,000 in a bridge financing round that may raise as much as $2 million. The funds were secured through a private placement of convertible promissory notes and warrants. The principal investors in the financing round were WallerSutton 2000, L.P., Spencer Trask Investment Partners, LLC and Lincoln Associates, LLC.

The Company reported a need for additional capital in its third quarter report to shareholders. It also stated that the Company had entered into a term sheet with an investment banker to provide additional capital through a private placement of securities. That offering is scheduled to commence in January 2002, and will be conducted on a "best-efforts" basis. The proceeds from the bridge financing are intended to fund the Company's operations through the January financing round.

Additional information concerning the bridge financing, including a copy of the press release announcing the financing and the form of Convertible Promissory Note and Warrant Purchase Agreement, can be found in the exhibits to this report.

ITEM 7.  EXHIBITS

Exhibit         Description
-------         -----------
  4.1       Form of Convertible Promissory Note and Warrant Purchase
            Agreement

  4.2       Form of Bridge Warrant

  4.3       Form of Default Warrant

 99.1       Form of Press Release

 99.2       Form of Stand off Letter


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TERAGLOBAL COMMUNICATIONS CORP.



Dated:  December 21, 2001              By:  /s/ James A. Mercer III
                                           ----------------------------
                                           James A. Mercer III
                                           Chief Financial Officer


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